UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

July 13, 2022

Date of Report (Date of Earliest event reported)

CRUCIAL INNOVATIONS CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-229638	98-1446012
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Moorgate, London EC2M 6UR, United Kingdom

(Address of principal executive offices)

Registrant's telephone number, including area code: +44 77 4212 5992

________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which is registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

                                                                                                            Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

References throughout this Current Report on Form 8-K to “we,” “our,” “us,” the “Company,” the “Registrant,” “Crucial Innovations” and similar terms refer to Crucial Innovations Corp., unless otherwise expressly stated or the context otherwise requires. This Current Report contains summaries of the material terms of the agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to those agreements.

On April 13, 2022, the Company entered into a definitive Share Exchange Agreement (the “Exchange Agreement”) with [each of] the stockholders of Eco Equity Limited, a company organized under the laws of England and Wales (“EE UK”). Pursuant to the terms of the Exchange Agreement, the Company will acquire 100% of the issued and outstanding shares of capital stock of EE UK in exchange for the issuance of 42,000,000 restricted fully paid and non-assessable shares of common stock of the Company. On July 13, 2022, the transaction contemplated by the Agreement was deemed formally closed.

At the time that the transactions contemplated by the Agreement were deemed formally closed, we are a development stage company. We were neither “blank check company,” as defined by Rule 419(a)(2) promulgated under the Securities Act of 1933, as amended (“Securities Act”), nor a “shell company”, as defined by Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company has elected to file this Current Report on Form 8-K in order to provide disclosures that would be required when an issuer reports a reverse merger or similar transactions and ceases to be a shell company, as required under Item 2.01(f), said disclosures being set forth in Item 8.01 of this Current Report, as well as the financial information required by Item 9.01 of this Current Report.

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FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements. These statements relate to future events or our future financial performance. These statements often can be identified by the use of terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “approximate” or “continue,” or the negative thereof. We intend that such forward-looking statements be subject to the safe harbors for such statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management’s best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important factors beyond our control that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 13, 2022, the Company entered into a definitive Share Exchange Agreement (the “Exchange Agreement”) with the Stockholders of Eco Equity Limited, a company organized under the laws of England and Wales (“EE UK”). Pursuant to the terms of the Exchange Agreement, the Company is acquiring 100% of the issued and outstanding shares of capital stock of EE UK, in exchange of the issuance of 42,000,000 restricted, newly issued, fully paid, and non-assessable shares of Common Stock of the Company, par value $0.0001 per share (the “Exchange Stock”) at a ratio of 0.0763 of one share of Exchange Stock for each share of EE UK capital stock, as transferred by the legacy EE UK stockholders. Upon the closing of the transactions contemplated by the Exchange Agreement, the legacy EE UK stockholders will own an aggregate of approximately 56.4% of the then-issued and outstanding shares of Company Common Stock. The shares of Exchange Stock were valued at an aggregate of $71,404, or $0.0017 per share. As the Company’s Common Stock is thinly traded, the value assigned to each share of Exchange Stock to be issued under the Exchange Agreement was the last sale price of the Company’s Common Stock, which sale occurred during October 2020 with a price of $0.0017 per share. In addition, we will assume all assets and liabilities of EE UK, which includes EE UK’s wholly owned subsidiary, Eco-Equity (Private) Limited, a Zimbabwe registered company (“EE Zim”). On July 13, 2022, the transactions contemplated by the Exchange Agreement were deemed formally closed.

Item 3.02 Unregistered sales of equity Securities.

The disclosure set forth herein incorporates by reference the disclosure set forth in Item 201, above. In connection with the closing of the transactions contemplated by the Exchange Agreement, described in Item 2.01 above, the Company issued the shares of its Exchange Stock to the legacy stockholders of EE UK, each of whom represented that he/she/it was acquiring the shares of Exchange Stock for investment purposes only and not with a view toward resale or public distribution of such shares and acknowledged their understanding that the shares of Exchange Stock had not been registered under the Securities Act and that they constituted “restricted securities,” as that term is defined in Rule 144 promulgated under the Securities Act. Any certificates generated by our transfer agent that represent shares of Exchange Stock bear a restrictive legend and any shares of Exchange Stock that are not certificated are held in “restricted book entry” format for the record holders thereof. Our transfer agent has placed stop transfer instructions on its books and records in respect of all of the shares of Exchange Stock.

Item 8.01 Other Events.

Although as noted in the Explanatory Note above, we do not believe that we were a shell company we are providing the additional information to that otherwise disclosed herein that would have been included in a Registration Statement on Form 10 following the closing of the transactions contemplated by the Exchange Agreement. Please note that the information below relates to the current operations, including those of our wholly owned subsidiary, EE Zim, which was acquired through the closing of the Exchange Agreement referred to in Item 2.01, above.

1. Business.

Organizational History. We were incorporated in the State of Nevada on February 28, 2018. We were initially engaged in the business of English language tutoring over the Internet. However, were not able to execute our original business plan, develop significant operations, or achieve commercial sales. Effective November 9, 2020, Reinis Kosins, our former President, and sole director resigned as an officer of the Company and from the Board of Directors, and Laura De Leon Castro was appointed as President, Secretary, Treasurer, Principal Executive Officer, Principal Accounting Officer, and sole director. On October 18, 2021, Jon-Paul Doran was elected as President, Chief Executive Officer, Secretary, and a Director of the Company, Timothy Ambrose was elected as Chairman of the Board of the Company, and Laura De Leon Castro resigned as an officer and director. On or about October 18, 2021, Messrs. Doran and Ambrose each separately purchased 10 million shares of our common Stock from a holder who then held 20 million shares.

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Pursuant to the terms of the Exchange Agreement, among other related matters, the Company agreed to acquire from the stockholders of EE UK of all of the issued and outstanding shares of capital stock of EE UK, in exchange for the 42,000,000 shares of Exchange Stock The shares of exchange Stock represented approximately 56.4% of the post-closing issued and outstanding shares of Company Common Stock. On July 13, 2022, the transactions contemplated by the Exchange Agreement were deemed formally closed. EE UK and its wholly owned subsidiary, EE Zim, will now operate as first- and second tier, respectively, wholly owned subsidiaries of the Company.

Our Business. The Company, though its EE ZIM subsidiary, holds a license for medicinal cannabis cultivation and extraction and will be conducting operations in the vicinity of Harare, the capital city of Zimbabwe. We are dedicated to making the clean, safe, and premium quality cannabis concentrates and extracts. Our products will consist of EU-GMP (European Union – Good Manufacturing Practice) certified cannabis flower, concentrates, and extracts distributed through export as wholesale transactions to qualified and licensed cannabis establishments in the European Union (EU). Our current indoor facilities near Harare provide a total space of approximately 975 square meters (about 10,500 square feet) with plans to increase that to 38,000 square meters (about 408,800 square feet), all located on 150 hectares (about 370 acres) of leased farmland. Together, the facilities, when expanded, and the land give us the ability to increase the capacity of our operations to meet the expected growth of our business over the next few years through expanded sales, both within the EU, as well as in other nations where the sale and use of medicinal cannabis is permitted by those governments.

Mission. To become one of the leading producers of the highest quality medicinal cannabis in the market, offering diverse strain selection through genetic research.

Main Goals.

•	To own and operate cannabis cultivation and extraction facilities.

•	To produce high-grade medicinal cannabis and cannabis concentrates and build a recognizable brand in a rapidly growing industry.

•	To ensure all cannabis extracts that will be distributed meets all regulatory requirements and pass any/all required laboratory testing.

•	To be fully compliant with all legal requirements and be primed and ready for national and international expansion.

Main Objectives. To be successful and meet our goals, we will need to do the following:

•	To minimize product and facility contamination.

•	To produce high-quality, EU-GMP certified, consistent product.

•	To generate high yields from production.

•	To produce with low cost-per-gram.

•	To generate net annual income to support operational expenses.

•	To increase monthly sales and capacity steadily throughout the first year.

Products and Services. Increasing over a period of five years, we expect to be able to meet our initial annual production goal of approximately 15,470 kilograms (34,000 pounds) of EU-GMP cannabis flower and 1,591 kilograms (3,500 pounds) of EU-GMP oil, which will fulfill our off-take agreements with wholesale establishments in the EU region.

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Market Opportunities.

Overall Market

In legal markets, next-generation cannabis products, such as edibles, topicals, and extracts are becoming mainstream, thanks in large part to celebrity-endorsements, which in turn normalize the wider cannabis market. The global legal cannabis market is forecasted to be valued at US$103.9 billion by 2024. This is based on the Q4 2019 major update to Prohibition Partners’ proprietary market sizing model. The EU is forecasted to have the largest legal cannabis market by 2024. The total value of the EU market is forecasted to be US$39.1 billion in 2024 (driven strongly by its medicinal market, which accounts for 57% of the total value). With the expansion of the EU legal recreational cannabis market post-2024, the market is predicted to further outgrow North America. By 2024, the medical cannabis market (US$62.7 billion) will be worth more than the recreational market (US$41.2 billion), with medical cannabis legislation being enacted at a much faster pace. As the market matures post-2024, recreational cannabis’ share is predicted to increase. With a market expected to be worth US$17.7 billion North America will dominate the legal recreational cannabis market until 2024, followed closely by Europe (US$16.8 billion). The key driver behind North America’s dominance here is the pace at which recreational cannabis is being legalized. We forecast the entire North American region to have legalized recreational cannabis by 2024, whereas this will be the case for only a minority of European countries by this time. . There has been an explosion in ancillary markets that support the cannabis infra structure as it matures, from product testing, insurance and risk management to marketing intelligence that tracks sales and consumer habits. Large consumer goods companies have been slow to enter the cannabis space but are taking tentative steps through acquisitions. Instead, independent startups are leading the charge in consumer products, capitalizing on the hazy legal status that abounds on a global scale and which served to frustrate larger-brand participation early on.

Market Segments

According to ResearchandMarkets.com, the global cannabis market in the COVID-19 period has been estimated to be valued at US$25.650 billion in 2021and is projected to reach US$176.005 billion by 2030 at a compound annual growth rate of 23.9%.

The global cannabis market growth can be attributed to factors, such as increasing awareness among consumers regarding the health benefits of cannabis and its rising medical application.

Patients suffering from chronic diseases, such as Parkinson’s, Alzheimer’s, cancer, and many neurological disorders, are administered cannabis. The demand for cannabis oil is growing due to its wellness and health purpose. Cannabidiol oil is used for treating depression and anxiety, diabetes protection, cancer symptom relief, and inflammation.

Due to the rising adoption of cannabidiol (CBD)-based products to treat ailments, the global cannabis market is expected to grow significantly during the forecast period. Strict regulatory guidelines associated with the sales and production of cannabis across various nations can be tedious for producers and stakeholders to comply with.

Also, the rules and regulations concerning the utilization of cannabis vary from country to country, which generates hindrances in the worldwide market. The presence of major key players, pharmaceutical and biotechnology industries worldwide, and their experimental approach drives the cannabis market growth.

Based on route of administration, the market is segmented into oral, topical, inhalation, rectal, sublingual.

The inhalation segment is expected to hold the largest share in the global cannabis market during the forecast period. Inhalation is a route of administration where cannabis products are inhaled through vapors and smoke. The smoke is released by heating cannabis leaves, extracts with psychoactive chemicals.

Different procedures for inhaling cannabis comprise pipe or bong, joint smoking, vaping, and nasal spray. Inhalation is considered to be the fastest and popular method for treating medical conditions and recreation activities. This factor is expected to contribute to segment growth.

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Based on the compound, the market is segmented into tetrahydrocannabinol (THC)-dominant, cannabidiol (CBD)-dominant, and balanced THC and CBD.

The cannabidiol (CBD) segment is accounted to have the largest share in global cannabis market during the forecast period. Cannabis is no longer just utilized for its tetrahydrocannabinol (THC) effects of getting high. The combined effects of both cannabinoids (THC and CBD) have their health advantages, but when taken at once.

It works best and the end user can get more advanced results. For instance, CBD (cannabidiol) counteracts some of the anxiety and paranoia that tetrahydrocannabinol can cause. Tetrahydrocannabinol has better sedative and muscle relaxing effects. So, by mixing them, end users can get all the muscle relaxing properties with better cognitive awareness.

Based on the product, the market is segmented into oils, tinctures, suppositories, transdermal patches, isolates, tablets, capsules, vape oils, creams and roll-ons, and others.

The oil segment is accounted to have the largest share in global cannabis treatment market during the forecast period. Oils extracted from cannabis have various benefits and advantages in medical, food & beverage, and personal care industries. CBD oils have various health benefits in treating medical disorders like epilepsy, anxiety, cancer, acne, diabetes, and others. Oils are also used in production of creams and balms that can be absorbed through skin.

Various food products and drinks with cannabis oil are also in demand. Several CBD oils are available, including full-spectrum CBD oil, broad-spectrum CBD oil, and isolate oil. Hemp oil is also widely available in the market for various uses. These factors are expected to drive market growth during the forecast period.

Based on the species, the market is segmented into cannabis indica, cannabis sativa, and hybrid.

The cannabis indica segment is accounted to have the largest share in global cannabis market during the forecast period. Cannabis indica is native to Afghanistan, Pakistan, and Turkey.

The plant is grown in the frequently dry, harsh, and turbulent climate of the Hindu Kush Mountains. Cannabis indica often has a high level of cannabidiol. Cannabis indica plant is used to lower nausea and pain and increase appetite. Due to cannabis indica’s deep relaxation effects, it is usually consumed at night. All these benefits offered by the product are expected to drive the segment growth.

Operating Plan

Cultivation & Manufacturing Facilities

Our premises will consist primarily of two new facilities (i) a GACP/EU-GMP certified state-of-the-art Glass fully computerized Greenhouse (GH1) of 10,920 square meter (117,500 square feet) and (ii) a 16,500 square meter (177,550 square feet) Polytunnel Greenhouse (GH2) with Pad and fan technology. Presently we have a 423 square meters (4,551 square feet) semi-completed R&D facility for genetics research, and a 552 square meters (5,940 square feet) semi-completed administrative building, including offices, a pumphouse, and canteen, which will have adequate power to service all operations, the latter will be utilized as an indoor growing facility until the glass greenhouse is fully operational.

Overall, when all of our facilities are built out, the cultivation operation will take up 24,000 square meters (258,240 square feet) and the post-harvest facilities will measure up to 14,000 square meters (150,640 square feet) and will be set-up to achieve EU-GMP certification. It will include extraction-equipment and packaging machines. This facility will offer a significant advantage in the development and manufacture of our flowers, extractions, compounds, and edibles.

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The Company's cultivation & manufacturing area will include:

•	Mothers and Veg Growth Rooms

•	Flowering Rooms

•	Drying & Trim Rooms

•	Curing Rooms

•	Extraction Rooms

•	Packaging Rooms

Indoor Facility (reverting to an R&D Facility after the erection of the Glass Greenhouse):

•	An indoor environment provides maximum control, and therefore the most reliable consistent cannabis crops can be produced in a properly designed warehouse grow room.

•	Without natural light, indoor grow rooms depend on intelligent grow lights which need to replicate the parts of the sunlight spectrum that the cannabis plants need at each stage of growth. Lighting is a key component in an integrated system.

•	Air filtration and circulation systems are essential for controlling heat build-up and eliminating exhaust odors. Designed in conjunction with the grow-lights because lighting systems emit large amounts of heat.

•	There are various irrigation systems for growing cannabis appropriate for growing in an indoor environment: including drip irrigation, hydroponic flood benches, or trough benches.

•	The irrigation system should be designed in conjunction with a nutrient management system for maximizing the production yield of the cannabis plants.

•	Environmental computer. The computer control systems for a cannabis warehouse control and monitor all the nutrients, lights, air circulation, and irrigation needs of the plants.

•	De-humidification to optimize the growing environment.

•	Computer-controlled CO2 injection and monitoring.

Dutch Glass Greenhouse Design (GH1)

Our Greenhouse will be designed and built by the Dutch company Dutch Greenhouses, who have an excellent record of building bespoke solutions for various horticultural projects. Our greenhouses combine the latest technology in HVAC, light deprivation, environmental controls, irrigation, insect exclusion, benching systems, hybrid techniques, and much more to create a systematic and efficient growing approach. The biggest advantage Greenhouse Growers have is the abundance of natural light coming into the greenhouse.

•	While cannabis likes daylight during the vegetative stage, a good blackout system is required for the best flowering production.

•	Heating and Cooling Systems are an important component of the cannabis greenhouse.

•	CO2 is essential for maximizing the quality and production of cannabis.

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•	Ventilation is essential as with all greenhouse crops; however, cannabis legislation and local municipality requirements may also impose strict requirements for eliminating exhaust odors. Our integrated growing solutions will include air filtration systems.

•	A nutrient management system is essential for maximizing the production yield of cannabis plants and ensuring consistent and reliable quality.

•	The brains of the complete cannabis growing system whether a greenhouse production facility or a warehouse is our environmental computer. The computer control systems for a cannabis greenhouse-controls and monitors all the nutrients, lights, blackout, air circulation, CO2 and irrigation needs of the plants, it is designed to maintain the exact environment needed for as many different growing zones as you want and can handle different environments for propagation, cloning, flowering and for as many different varieties as you want to control.

We will use growing tables which are highly recommended for any commercial cannabis grow operation. They provide up to 50% more plant space by eliminating the need for a dedicated aisle. With a crop, as valuable as cannabis, this directly equates, to much higher profits and maximum space efficiency.

Main features:

•	Aluminum extruded sides and ends

•	Mitre cut corners

•	Hot dipped galvanized steel stand

•	Aluminum cross members

•	Snap together fittings

•	Threaded rods for adjustment up to 12”

•	Top-quality plastic or aluminum flood trays

•	13 gauge expanded metal benchtops

•	2” diameter rolling tubes

Poly Greenhouse Design (GH2)

Working in parallel with the construction of the R&D facility before our glass greenhouse structure is fully operational, we will erect a multi-span poly tunnel facility on our main site to complement our Glass Greenhouse facility (GH 2). This will allow us to bring our revenue-generating timeframe forward.

Like glass greenhouses, poly-tunnels combine the latest technology in HVAC, light deprivation, environmental controls, irrigation, insect exclusion, benching systems.

Cultivation Plan – Phases of Production

•	Germination of seeds, gendering plants, male/female or feminized plants (10 weeks)

•	1st stage: taking and rooting clones (2 weeks)

•	2nd stage: clone/vegetation (1 week)

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•	3rd stage: vegetation (2 weeks)

•	4th stage: flowering (8 weeks)

•	5th stage: Drying and curing (2-3 weeks)

•	6th stage: processing / trimming (3 days)

Physical Security Plan

Physical Building

We have located our cultivation campus within proximity of the capital Harare. Located on a large piece of land within a perimeter fence, the campus has been converted to a high-security zone. The campus will be housed on a site that does not adjoin high-use public

Areas. It sits in the middle of a secured piece of farmland of approximately 150 hectares (about 370 acres), which is not visible from the street. It is 1,200 meters (3,936 feet) from the nearest public road, has secure means of ingress and egress, is located on underutilized farmland, and will not be accessible by foot traffic. The campus is in an area of low vehicular traffic, is in an area with little or no non-commercial traffic, is not located near any schools, freeways, residential housing, or places of worship. There will be one entrance and exit to the campus. Vehicle access also will be limited.

Areas, where cannabis will be kept or handled, have no external doors or windows, and can be accessed only from within the campus via biometric access. All main access point door hinges will be equipped with hinge-pin-locking screws to increase security.

This configuration yields optimal conditions for surveillance. These existing design elements will not only make unauthorized access extremely unlikely but also act as a deterrent discouraging theft.

Lighting

The main objectives of our security lighting system are to illuminate dark areas and detect and recognize the movement in the protected area. The best vision with outdoor lighting is obtained from downward directed and shielded security lighting that is constantly on, supplemented with instant-on lighting triggered by motion detectors.

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We will ensure that sufficient lighting requirements are met between dusk and dawn.

We will add external security lighting, including high flood spotlights to both facilities. Each facility and all walkways of each facility will be well illuminated to maximize visibility. Lighting will be operated automatically by a photo-sensor, ensuring that lighting will at all times be optimal for video capture.

Guards

While we presently have security guards on a 24-hour 7 day a week schedule, we will expand our security during buildout and while the expanded facility is operational. We intend to employ Protection Services, a private company to provide security guards. Uniformed armed and unarmed security personnel will provide on-site monitoring of the facility during the hours of operation. All security personnel will be thoroughly screened, trained, and strictly supervised by our Security Department working in conjunction with the Security Consultant to ensure they are of the highest capability.

During operating hours, we will have four on-site security guards at the entrance. After operating hours, we will have a total of eight on- site security guards at the facility.

Security personnel will perform and keep records of having performed routine regular inspections of all security systems, barriers, gates, doors, and locks, immediately reporting any malfunctioning or compromised security feature to the Security Agent. Any incidents qualifying as irregular or suspicious will be handled immediately.

Perimeter Security

We have secured the perimeter of our facilities to prevent unauthorized intrusion. With our cultivation and processing facility, we are using the following critical elements to secure the perimeter of our building: security fencing, security guards, and electronic surveillance (round-the-clock manned camera surveillance and electronic intrusion detection).

We presently have a single 2.2 meters (7.2 feet) high electric fence securing our property. Once operational, we intend that the cultivation and processing facility will have an additional perimeter fencing making it a high-security zone. The perimeter fencing will be 3 meters (7.2 feet) high, with a distance of 6 meters (19.7 feet) apart to allow for patrol vehicles. The first perimeter will be electrically secured followed by a barbed wire and then razor wire fencing system. The security of any perimeter fencing will be checked by guards daily.

The perimeter of each building will be secured by video surveillance and adequate outside security lighting. Additionally, during non- operational hours, all entryways and exits and all windows are externally covered by metal fencing.

IM-Motions motion detectors will monitor the inside of all exterior doors and windows. These are separate sensors from our video camera motion detectors.

Internal Access-Point Control

Movement within each facility will be tightly controlled. All main access doors and doors to the cultivation and processing rooms will require key cards and electronic passcodes. Only permitted employees will be allowed to enter the facility.

Limited Access to Secured Areas and Visitors

We have limited access areas which ensures that the secured areas are accessible only to authorized personnel or, representatives of the licensee, service personnel or authorized distributors.

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Video Surveillance

We will install a comprehensive electronic security system with video surveillance/recording capability, third-party monitoring, intrusion detection, and panic buttons.

We will employ state-of-the-art external and internal cameras, each with a minimum resolution capacity of 704 x 480 pixels per sq. inch. This is sufficient to allow facial identification of anyone in or near the facility. All cameras are equipped with motion detection and will have infrared technology for low light conditions, capable of identifying activity at night or in unlit rooms. Our CCTV camera system with digital recorder includes:

Motion detection

•	Line crossing

•	Face detection

•	Intrusion detection

•	People counting

External video surveillance will cover all areas of possible ingress and egress. Internal video surveillance will cover the waiting room, reception office, cultivation rooms, and processing rooms. This covers all areas where cannabis is present or handled, including all point-of-sale locations, and all means of access to such areas. Video surveillance will cover external and internal areas 24/7.

An electrical backup will be provided by a Perkins brand Uninterrupted Power Supply unit sufficient to supply a minimum of five minutes of backup power to our cameras and computers. We have both on and off-site storage capacity of 360TB, enabling us to store at least 60 days of video surveillance recording. A failure notification system will provide both audible and visible notifications if there is any failure in the electronic monitoring system.

Third-Party Monitoring

We anticipate contracting with a Protection Services company to help deter, detect, and document security events at each facility from a remote location. The team will monitor for fire and any security breach of doors or windows. Trained professionals from their monitoring centers will be able to access our security surveillance system at all times and will report and document any suspicious activity. They will establish guidelines for what entails suspicious activity and ensure regulatory compliance.

There will be triggers around the facility to alert our monitoring team of a possible intrusion or unauthorized access. Triggers can be:

•	Motion-sensor surveillance cameras

•	Motion-sensor laser beams

•	Unauthorized electronic access

•	Security and fire alarms

Intrusion and Motion Detection

Our alarm system will have motion detectors covering entryways and exits, hallways, cultivation rooms, storage rooms, and windows. Drongo motion detectors will be utilized to monitor the interior side of all exterior windows and doors. (These are separate from our video camera motion detectors.)

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Burglary Alarm System

We shall install, maintain, and use a professionally monitored robbery and burglary alarm systems which meet the following requirements:

•	A test signal shall be transmitted to the central station every twenty-four (24) hours;

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At a minimum, the system shall provide coverage of all facility entrances and exits, rooms with exterior windows, rooms with exterior walls or walls shared with other facility tenants, roof hatches, skylights, and storage room(s) that contain safe(s);

•	The system shall include at least one (1) holdup alarm for staff use; and

•	The system shall be inspected, and all devices tested annually by a qualified alarm vendor.

Panic Buttons and Internal Communications

Panic buttons will be installed at all the doors within the premises.

Fire Security

The Cultivation and Processing Facility will comply with all local fire code requirements. Fire Prevention is a vital aspect of cultivation and processing safety. As part of our commitment to the safety of our employees, we have developed a comprehensive Fire Plan to address how fires will be prevented and managed/contained if they do occur. Knowing that people are our most valuable resources, all employees will be trained and required to conduct themselves with consistent due diligence to prevent fires from occurring.

Packaging and Labeling of Our Products

The company will follow all local and international regulations:

1. Labelling:

•	A standardized cannabis symbol on every label;

•	Only one other brand element (in addition to the brand name)

2. Packaging:

•	Label and package backgrounds need to be a single, uniform color (inside and outside);

•	It would be prohibited to use any fluorescent or metallic colors;

•	Colors must contrast with the colors of the standardized cannabis symbol and the background of the health warning messages;

•	Labels and packaging could not have any coating (e.g., could not be glossy), embossing (raised or recessed relief images), texture, foil, cut-outs, or peel-away labels; and

•	Any over-wrap must be clear.

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3. All Cannabis Product Labels Shall Include The Following Information, Prominently Displayed and In A Clear and Legible Font:

•	Name and contact information of the processor who packaged the product;

•	Product description (brand name and class of cannabis);

•	Product lot number;

•	Product weight or volume, depending on the product class;

•	Packaging date (and expiry date if one has been set);

•	Recommended storage conditions;

•	THC / CBD content (expressed as the percentage of THC / CBD the product could yield, and by unit or dose, if applicable);

•	Number of units/doses, if applicable;

•	The statement: “KEEP OUT OF THE REACH OF CHILDREN”; and

•	Health warning messages, including specific requirements concerning their size, placement, and appearance.

•	For cannabis oil, the type of carrier oil and the name of any allergens.

Quality Assurance

The Eco Equity Quality Assurance Program incorporates Good Production Practices, Good Manufacturing Practices and Good Agricultural Practices.

Our Master Site Validation Plan outlines facility design, process descriptions, utilities, equipment history files, an environmental program, label control, training, preventative maintenance, calibration, security, sanitation, recall reporting, and adverse reaction reporting. The Master Site Validation Plan has produced a rulebook for corporate compliance in line with quality assurance regulations. This book contains guidelines about the business facility, security, storage, packaging, labelling and good production practices under the regulations.

Eco Equity’s Quality Assurance Program will be integrated with the cannabis tracking and management system. This enables full traceability of product throughout the production process and facilitates inventory management, grow-house management, sales, and accounting. An external laboratory will perform product testing to meet specific requirements concerning:

•	Microbial and chemical contaminants (such as heavy metals);

•	The presence of solvents used during the preparation of cannabis products, or present in the final product;

•	The disintegration of dosage forms; and

•	The presence of unauthorized pesticides.

An internal laboratory will also be used for continual testing. Records and proof of compliance with regulatory standards will be archived.

Tracking Solution

The Company intends to use a solution which assists with identifying key data points to streamline and optimize inventory management at each phase of the operation. The solution includes the following modules:

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Yield Forecasting – Monitoring and analyzing the harvest data to optimize for larger yields.

Grower-Centric – Customizing workflows to support the weighing of multiple plant by-products (wet or dry), plus multiple data collection points and ability to grade product quality upon curing.

Analyze Efforts – Monitoring Pesticides and Nutrients applied, log Strain Notes detailing light and watering cycles, plus review Past Harvest Data to optimize your future yields.

Conversion Tracking – Converting products into single or multiple by-products, while maintaining a complete chain of custody, logging cost per gram calculations and product notifications/recalls.

Product Details – Product details for the inventory items, printing key information directly on the labels including ingredients, potency results, plus a reactive expiration date that can lock a product if it’s past expiration.

Inventory Management – System will document all plants received, extracted concentrates distributed and sold, destroyed or in-process with independent testing laboratories. The amount, type, date, and batch number will be documented per the applicable laws and regulations. As we store and distribute cannabis concentrates, each move in the supply chain will be detailed and documented.

Sales and Marketing Strategy

In most jurisdictions in which we intent to market our products, conventional advertising is not permitted in this industry. As with tobacco products, any direct mention of the product's "benefits" is strictly illegal and subject to harsh penalties. The most effective strategies for legal cannabis companies are direct marketing at industry conferences and other events, building communities around cannabis-related concerns such as health and wellness. The marketing and sales strategy of the Company will be based on generating long-term personalized relationships.

Marketing and advertising campaigns include:

•	Public Relations: Business and industry associations through earned media campaigns
•	Business events and conferences: It also includes event sponsorships, health, or related industry events to gain brand exposure and bring our name to the forefront of the community.
•	Brand development: It includes branded products such as shirts, hats, grinders, cases/containers, etc. will be offered through our online store.
•	Digital Communications: We will produce high-quality brochures, articles, and opinion editorials that will be distributed to doctors who issue cannabis prescriptions, clinics, and other licensed vendors.
•	Website: We will have a professionally designed website integrated with a payment system.
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Information kits for clients and medical/health practitioners: Information kits will include registration forms, brochures, and general information on the use of medical/recreational cannabis. They will also provide information on how to process orders.

Social Media: We will have a significant social media presence. Appropriate forums will be monitored daily, with dedicated staff resources to be active and knowledgeable participants. We will develop a social media content strategy which will include Twitter, Facebook, Instagram, LinkedIn, and YouTube. Our staff will be trained in the legalities of promoting our products.

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The charts below show and describe our marketing model:

Competition

As the market itself grows, we anticipate that the legal cannabis market will be extremely competitive, fragmented and price-sensitive sector and it is difficult to determine our expected market share in this market. We will most likely never be a majority market-share holder due to the fragmentation of the market.

COMPLIANCE WITH GOVERNMENT REGULATION

We anticipate that, as individual countries legalize cannabis, there will be extensive government regulations for each jurisdiction in which we intent to market our products. These will have a material impact on the way we conduct our business and will require considerable expense for legal guidance to ensure full compliance with these government regulations.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

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Employees

As of the filing date hereof, we have 2 employees in EE ZIM (Zimbabwe) and 11 employees at our corporate headquarters in EE UK (the United Kingdom. As our business develops, we expect to increase the number of our employees, especially at our production facilities in Zimbabwe.

Our Principal Offices

Our business office is located at 120 Moorgate, London EC2M 6UR, United Kingdom. Our telephone number is +44 77 4212 5992. Our leased office space consists of 800 square feet in a shared office facility. We pay $6,500 per month on a month -to- month basis. Our facilities are adequate for our present needs.

1A. Risk Factors.

Investing in our common stock involves a high degree of risk. Before deciding to purchase, hold, or sell our common stock, you should carefully consider the risks described below in addition to the cautionary statements and risks described elsewhere and the other information contained in this Report and in our other filings with the SEC, including subsequent reports on Forms 10-K, 10-Q, and 8-K. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these known or unknown risks or uncertainties actually occur, our business, financial condition, results of operations and/or liquidity could be seriously harmed, which could cause our actual results to vary materially from recent results or from our anticipated future results. In addition, the trading price of our common stock could decline due to any of these known or unknown risks or uncertainties, and you could lose all or part of your investment. An investment in our securities is speculative and involves a high degree of risk. You should not invest in our securities if you cannot bear the economic risk of your investment for an indefinite period of time and cannot afford to lose your entire investment. See also “Forward-Looking Statements.”

Risks Relating to Our Business, Financial Position, and Industry

Our business may be adversely affected by the ongoing coronavirus pandemic.

In December 2019, a novel strain of coronavirus, COVID-19, was reported to have surfaced in Wuhan, China and has since spread around the globe. This virus continues to spread globally and efforts to contain the spread of COVID-19 have intensified. The outbreak and any preventative or protective actions that governments or we may take in respect of COVID-19 may result in a period of business disruption and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but may materially affect our business, financial condition, and results of operations. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. There may be interruptions to our supply chain due to the inability of manufacturers to continue normal business operations and to ship products. In addition, a significant outbreak of COVID-19 or other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, resulting in an economic downturn that could impact our business, financial condition, and results of operations. We are currently working to enhance our business continuity plans to include measures to protect our employees in the event of infection in our corporate offices and production facilities, or in response to potential mandatory quarantines.

We have a limited operating history on which to judge our new business prospects and management.

We commenced operations in the English language tutoring over the Internet business in 2018. However, we were not able to execute our original business plan. Accordingly, we have only a limited operating history upon which to have to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that we will achieve or sustain profitability. Our prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapid evolving markets such as we are now engaged in. We cannot assure you that we will successfully address any of these risks.

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We have incurred losses in recent years and may never achieve or maintain profitability.

We have had losses for several years and had an accumulated deficit of $114,146 at December 31, 2021, which included our net loss of $22,566 for the year ended December 31, 2021, as compared to an accumulated deficit of $91,580, which included net loss of $30,558 for year ended December 31, 2020. We have just completed the acquisition of EE UK and its EE Zim subsidiary, so we do not know what impact this acquisition will have upon us, in both the short term and long term, with respect to our business, prospects, operating results, and financial condition. Our prior losses have had, and any future losses may continue to have, an adverse effect on our working capital. If we fail to generate revenue and become profitable, or if we are unable to fund our continuing losses, our stockholders could lose all or part of their investment.

We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We may require additional capital for future operations. We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources: (i) cash provided by operating activities; (ii) available cash and cash investments; and (iii) capital raised through debt and equity transactions. Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions, and a number of other factors, many of which are outside of our control, and on our financial performance. Accordingly, we cannot assure you that we will be able to raise additional capital successfully at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations, and prospects. Further, if we raise capital by issuing stock, the holdings of our existing stockholders will be diluted.

If we raise capital by issuing debt securities, such debt securities would rank senior to our shares of Common Stock, upon our bankruptcy or liquidation. In addition, we may raise capital by issuing equity securities that may be senior to our Common Stock for the purposes of dividend and liquidating distributions, which may adversely affect the market price of our Common Stock. Finally, upon bankruptcy or liquidation, holders of our debt securities and shares of our preferred stock (if authorized, and thereafter issued) and our lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our Common Stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our Common Stock, or both.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The industry in which we operate in general is subject to intense and increasing competition. Many of our competitors have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our products. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market, this will have a negative impact on our business and financial condition.

If we fail to protect our intellectual property, our business could be adversely affected.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our intellectual property to distinguish our products from our competitors’ products. We may rely on copyrights, trademarks, trade secrets, and confidentiality provisions to establish and protect the intellectual property that we may develop. We may not be able to enforce some of our intellectual property rights because cannabis is illegal under laws of the federal government of the United States.

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Any infringement or misappropriation of the intellectual property that we may develop could damage its value and limit our ability to compete. We may have to engage in litigation to protect the rights to our intellectual property, which could result in significant litigation costs and require a significant amount of our time. In addition, our ability to enforce and protect our intellectual property rights may be limited in certain countries outside the United States, which could make it easier for competitors to capture market position in such countries by utilizing technologies that are similar to those developed or licensed by us.

Competitors may also harm our sales by designing products that mirror our products or processes that do not infringe on our intellectual property rights, if any. If we do not obtain sufficient protection for our intellectual property, or if we are unable to effectively enforce our intellectual property rights, our competitiveness could be impaired, which would limit our growth and future revenue.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect our intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or be able to enforce our rights or prevent other parties from developing similar products or processes or designing around our intellectual property.

Although we believe that our products and processes do not and will not infringe or violate the intellectual property rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products we sell or processes we employ are deemed to infringe upon the patents or proprietary rights of others, we could be required to modify our products or processes or obtain a license for the manufacture and/or sale of such products or processes or cease selling such products or employing such processes. In such event, we may not be able to modify our products or secure a license in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

We may not have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or processes are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, we could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and our financial condition.

Our trade secrets may be difficult to protect.

Our success will depend upon the skills, knowledge, and experience of our personnel, our consultants, and advisors. Because we operate in a highly competitive industry, we may rely in part on trade secrets to protect our technology and processes. However, trade secrets are difficult to protect. We may enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties, confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights.

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These confidentiality, inventions, and assignment agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets could also be independently discovered by competitors, in which case we would not be able to prevent the use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive, and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

Our business, financial condition, results of operations, and cash flow may in the future be negatively impacted by challenging global economic conditions.

Future disruptions and volatility in global financial markets and declining consumer and business confidence could lead to decreased levels of consumer spending. These macroeconomic developments could negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to attract new customers, or we may be forced to reduce the price of our products. We are unable to predict the likelihood of the occurrence, duration, or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material adverse effect on our business, financial condition, results of operations, and cash flow.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

Our continuing ability to attract and retain highly qualified personnel will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. In particular, if the cannabis industry continues to grow, demand for personnel may become more competitive. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of one’s investment could be significantly reduced or completely lost.

We may not be able to effectively manage our growth or improve our operational, financial, and management information systems, which would impair our results of operations.

In the near term, we intend to expand the scope of our operations activities significantly. If we are successful in executing our business plan, we will experience growth in our business that could place a significant strain on our business operations, finances, management, and other resources. The factors that may place strain on our resources include, but are not limited to, the following:

•	The need for continued development of our financial and information management systems;

•	The need to manage strategic relationships and agreements with suppliers, customers, and partners; and

•	Difficulties in hiring and retaining skilled management, technical, and other personnel necessary to support and manage our business.

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Additionally, our strategy envisions a period of rapid growth that may impose a significant burden on our administrative and operational resources. Our ability to effectively manage growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage, and retain qualified management and other personnel. There can be no assurance that we will be successful in recruiting and retaining new employees or retaining existing employees. Our management may not be able to manage this growth effectively. Our failure to successfully manage growth could result in our sales not increasing commensurately with capital investments or otherwise materially adversely affecting our business, financial condition, or results of operations.

If we are unable to continually innovate and increase efficiencies, our ability to attract new customers may be adversely affected.

In the area of innovation, we must be able to develop new technologies and products that appeal to our current and prospective customers. This depends, in part, on the technological and creative skills of our personnel and on our ability to protect our intellectual property rights. We may not be successful in the development, introduction, marketing, and sourcing of new technologies or innovations, that satisfy customer needs, achieve market acceptance, or generate satisfactory financial returns.

Our business depends, in part, on the sufficiency and effectiveness of our marketing.

Due to the competitive nature of our industry, we must effectively and efficiently promote and market our products through advertisements to sustain and improve our competitive position in our market. Marketing investments may be costly. In addition, we may, from time to time, change our marketing strategies and spending. We may also change our marketing strategies and spending in response to actions by our consumers, competitors, and other companies that produce and/or distribute competitive products. The sufficiency and effectiveness of our marketing are important to our ability to retain and improve our market share and margins. If our marketing is not successful or if we fail to implement sufficient and effective marketing or adequately respond to changes in industry marketing strategies, our business, financial condition, and results of operations may be adversely affected.

Our annual and quarterly financial results are subject to significant fluctuations due to a variety of factors, many of which are beyond our control, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results can vary significantly from quarter-to-quarter and year-to-year depending on various factors, many of which are beyond our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our operating results in future quarters may fall below expectations. Each of the following factors may affect our operating results:

•	the level of product and price competition;

•	variations in the timing of volume or our sales;

•	our ability to deliver products in a timely manner in sufficient volumes;

•	our ability to recognize product trends;

•	our success in expanding our business network and managing our growth;

•	our ability to develop and market product enhancements and new products;

•	the timing of product enhancements, activities of and acquisition of competitors;

•	the ability to hire additional qualified employees; and

•	our ability to control costs.

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Consequently, our results of operations may decline quickly and significantly in response to changes in order patterns or rapid decreases in demand for our products. We anticipate that fluctuations in operating results will continue in the future; thus, our historical operating results may not be useful to you in predicting our future operating results.

We depend on the popularity of consumer acceptance of our product lines.

Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance and demand of our products. Acceptance of our products will depend on several factors, including availability, cost, ease of use, familiarity of use, convenience, effectiveness, safety, and reliability. If customers do not accept our products, or if we fail to meet customers’ needs and expectations adequately, our ability to continue generating revenues could be reduced.

A drop in the retail price of medical and adult use cannabis products may negatively impact our business.

The demand for our products depends in part on the price of commercially grown cannabis. Fluctuations in economic and market conditions that impact the prices of commercially grown cannabis, such as increases in the supply of such cannabis and the decrease in the price of products using commercially grown cannabis, could cause the demand for cannabis products to decline, which would have a negative impact on our business.

Variations in national and local regulation, and enforcement in those countries that have legalized cannabis, may restrict cannabis-related activities, which may negatively impact our revenues and prospective profits.

Individual national and local laws in the EU countries do not always conform to those in other jurisdictions A number of nations have decriminalized cannabis to varying degrees, other nations have created exemptions specifically for medical cannabis, and some have both decriminalization and medical laws. Variations exist among those that have legalized, decriminalized, or created medical cannabis exemptions. For example, certain nations have limits on the number of cannabis plants that can be homegrown. In other nations, the cultivation of cannabis for personal use continues to be prohibited except for those nations that allow small-scale cultivation by the individual in possession of medical cannabis needing care or that person’s caregiver. Active enforcement of the laws of nations that prohibit personal cultivation of cannabis may indirectly and adversely affect our business and our revenue and profits.

Prospective customers may be deterred from doing business with a company with a significant online presence because of fears of the enforcement of laws prohibiting possession and sale of medical or recreational cannabis.

Our intended website will be visible in jurisdictions where medicinal and adult use of cannabis is not permitted and, as a result, we may be found to be violating the laws of those jurisdictions.

We may not be able to deduct some of our business expenses.

The laws of some nations, including the United States pursuant to Section 280E of the Internal Revenue Code, prohibits cannabis businesses from deducting their ordinary and necessary business expenses, forcing us to pay higher effective tax rates than similar companies in other industries. The effective tax rate on a cannabis business can, in some jurisdictions, depends on how large its ratio of nondeductible expenses is to its total revenues. Therefore, our cannabis business may be less profitable than it could otherwise be.

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We may not be able to attract or retain a majority of independent directors.

Our Board of Directors currently has no independent directors. We may in the future desire to list our common stock on The New York Stock Exchange (“NYSE”), the NYSE American (“AMEX”) or The Nasdaq Stock Market (“Nasdaq”), both of which require that a majority of our board be comprised of independent directors. We may have difficulty attracting and retaining independent directors because, among other things, we operate in the cannabis industry, and as a result we may be delayed or prevented from listing our common stock on the NYSE, AMEX, or Nasdaq.

We may not be able to successfully execute on our merger and acquisition strategy.

Our business plan depends in part on merging with or acquiring other businesses in the cannabis industry. The success of any acquisition will depend upon, among other things, our ability to integrate acquired personnel, operations, products, and technologies into our organization effectively, to retain and motivate key personnel of acquired businesses, and to retain their customers. Any acquisition may result in diversion of management’s attention from other business concerns, and such acquisition may be dilutive to our financial results and/or result in impairment charges and write-offs. We might also spend time and money investigating and negotiating with potential acquisition or investment targets, but not complete the transaction.

Although we expect to realize strategic, operational, and financial benefits as a result of our acquisitions, we cannot predict whether and to what extent such benefits will be achieved. There are significant challenges to integrating an acquired operation into our business.

Any future acquisition could involve other risks, including the assumption of unidentified liabilities for which we, as a successor owner, may be responsible. These transactions typically involve a number of risks and present financial and other challenges, including the existence of unknown disputes, liabilities, or contingencies and changes in the industry, location, or regulatory or political environment in which these investments are located, that our due diligence review may not adequately uncover and that may arise after entering into such arrangements.

Laws and regulations affecting the medical and adult use cannabis industry are constantly changing, which could detrimentally affect our cultivation, production, and dispensary operations.

Local and national medical and adult use cannabis laws and regulations in the jurisdictions in which we intend to operate are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter certain aspects of our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of our business plan and result in a material adverse effect on certain aspects of our planned operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to certain aspects of our cultivation and production businesses, and our business of selling cannabis products. We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

Our participation in the medical and adult use cannabis industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various governmental authorities against us. Litigation, complaints, and enforcement actions could consume considerable amounts of financial and other corporate resources, which could have a negative impact on our sales, revenue, profitability, and growth prospects. We have not been, and are not currently, subject to any material litigation, complaint, or enforcement action regarding cannabis (or otherwise) brought by any governmental authority.

We may have difficulty accessing the service of banks, which may make it difficult for us to operate.

Since the use of cannabis is illegal under U.S. federal law, many banks in the U.S. will not accept for deposit funds from businesses involved with the cannabis industry. Similar prohibitions may exist in other nations in which we intend to do business. Consequently, businesses involved in the cannabis industry often have difficulty finding a bank willing to accept their business. The inability to open or maintain bank accounts may make it difficult for us to operate our cannabis business. If any of our bank accounts are closed, we may have difficulty processing transactions in the ordinary course of business, including paying suppliers, employees, and landlords, which could have a significant negative effect on our operations.

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Litigation may adversely affect our business, financial condition, and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. Insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims could adversely affect our business and the results of our operations.

Our insurance coverage may not cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. In particular, we may have difficulty obtaining insurance because we operate in the cannabis industry. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

We may become subject to legal proceedings and liability if our products are contaminated.

Although we intend to assure a high standard of quality control of the products we cultivate and process by meeting the standards of the EU-GMP (European Union – Good Manufacturing Practice) we may not identify all contamination in those products. Possible contaminates include pesticides, molds, and fungus. If any of our products harm a customer, they may sue us in addition to the supplier, and we may not have adequate insurance to cover any such claims, which could result in a negative effect on our results of operations.

Some of our business activities rely on our third-party service providers to host and deliver services and data, and any interruptions or delays in these hosted services, security or privacy breaches, or failures in data collection could expose us to liability and harm our business and reputation.

Some of our business activities rely on services hosted and controlled directly by third-party service providers. We may not have redundancy for all of our systems, many of our critical applications may reside in only one of our data centers, and our disaster recovery planning may not account for all eventualities. If our business relationship with a third-party provider of hosting or software services is negatively affected, or if one of our service providers were to terminate its agreement with us, we might not be able to deliver access to our data, which could subject us to reputational harm and cause us to lose customers and future business, thereby reducing our revenue.

We anticipate that we will hold large amounts of customer data, some of which is hosted in third-party facilities. A security incident at those facilities or ours may compromise the confidentiality, integrity, or availability of customer data. Unauthorized access to customer data stored on our computers or networks may be obtained through break-ins, breaches of our secure network by an unauthorized party, employee theft or misuse or other misconduct. It is also possible that unauthorized access to customer data may be obtained through inadequate use of security controls by customers. Accounts created with weak passwords could allow cyber-attackers to gain access to customer data. If there were an inadvertent disclosure of customer information, or if a third party were to gain unauthorized access to the information we possess on behalf of our customers, our operations could be disrupted, our reputation could be damaged, and we could be subject to claims or other liabilities. In addition, such perceived or actual unauthorized disclosure of the information that we collect, or breach of our security could damage our reputation, result in the loss of customers, and harm our business.

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Because of the large amount of data that we will collect and manage using our hosted solutions, it is possible that hardware or software failures or errors in our systems (or those of our third-party service providers) could result in data loss or corruption, cause the information that we collect to be incomplete or contain inaccuracies that our customers regard as significant or cause us to fail to meet committed service levels. Furthermore, our ability to collect and report data may be delayed or interrupted by a number of factors, including access to the Internet, the failure of our network or software systems or security breaches. In addition, computer viruses or other malware may harm our systems, causing us to lose data, and the transmission of computer viruses or other malware could expose us to litigation. We may also find, on occasion, that we cannot deliver data and reports in near real time because of a number of factors, including failures of our network or software. If we supply inaccurate information or experience interruptions in our ability to capture, store and supply information in near real time or at all, our reputation could be harmed and we could lose customers, or we could be found liable for damages or incur other losses. Loss of access to our data could have a negative impact on our business and results of operations.

U.S. Federal income tax reform could have unforeseen effects on our financial condition and results of operations.

The Tax Cuts and Jobs Act, or the Tax Act, was enacted on December 22, 2017, and contains many changes to U.S. federal tax laws. The Tax Act requires complex computations that were not previously provided for under U.S. tax law and significantly revised the U.S. tax code by, among other changes, lowering the corporate income tax rate from 35% to 21%, requiring a one-time transition tax on accumulated foreign earnings of certain foreign subsidiaries that were previously tax deferred and creating new taxes on certain foreign sourced earnings. We were not subject to the foreign sourced earnings rules through December 31, 2021, but we may be in the future. Additional guidance may be issued by the Internal Revenue Service, the Department of the Treasury, or other governing body that may significantly differ from our interpretation of the law, which may result in a material adverse effect on our business, cash flow, results of operations, or financial conditions.

Because there has been limited study on the effects of CBD, future nonclinical and clinical research studies, and analysis of such studies by third parties, including government agencies, may lead to conclusions that dispute or conflict with our understandings and beliefs regarding the benefits, viability, safety, dosing, and social acceptance of CBD.

Research in the United States and internationally regarding the benefits, viability, safety, and dosing of isolated cannabinoids (such as CBD or THC) remains in relatively early stages. There have been few clinical trials on the benefits of CBD conducted on humans or animals, including studies focused on the consumption of CBD in foods.

Future research and clinical trials may draw opposing conclusions to statements contained in current articles, reports, and studies regarding CBD or could reach different or negative conclusions regarding the medical benefits, viability, safety, dosing, or other facts and perceptions related to CBD, which could adversely affect acceptance of CBD in foods and the demand for such products. Future research may also cause regulatory authorities to change how they enforce regulatory restrictions applicable to hemp and CBD. We cannot predict any negative research and clinical trial findings in the future that may have a material adverse impact on our business, financial condition, and results of operation.

If product liability lawsuits are brought against us, we will incur substantial liabilities.

We face an inherent risk of product liability. For example, we could be sued if any product we sell allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing, or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, and a breach of warranties. Claims could also be asserted under state consumer protection acts.

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Furthermore, vaporizer products and other similar consumption product manufacturers, suppliers, distributors, and sellers have recently become subject to litigation. While we have not been a party to any product liability litigation, several lawsuits have been brought against other manufacturers and sellers of smokeless products for injuries to health allegedly caused by use of smokeless products. We may be subject to similar claims in the future relating to vaporizer products that we sell. We may also be named as a defendant in product liability litigation against one of our suppliers by association, including in class action lawsuits. In addition, we may see increasing litigation over our vaporizer products or the regulation of our products as the regulatory regimes surrounding these products develop. If such lawsuits are filed against us in the future, we could incur substantial costs, including costs to defend the cases and possible damages awards.

If we cannot successfully defend ourselves against product liability claims, we may incur substantial liabilities or be required to limit sales of our products. Even a successful defense of these hypothetical future cases would require significant financial and management resources. If we are unable to successfully defend these hypothetical future cases, we could face at least the following potential consequences:

•	decreased demand for our products;

•	injury to our reputation;

•	costs to defend the related litigation;

•	a diversion of management’s time and our resources;

•	substantial monetary awards to users of our products;

•	product recalls or withdrawals;

•	loss of revenue; and

•	a decline in our stock price.

In addition, while we continue to take what we believe are appropriate precautions, we may be unable to avoid significant liability if any product liability lawsuit is brought against us.

Competition from synthetic production and technological advances could adversely impact our profitability.

The pharmaceutical industry may attempt to dominate the cannabis industry, and in particular, legal cannabis, through the development and distribution of synthetic products which emulate the effects and treatment of organic cannabis. If they are successful, the widespread popularity of such synthetic products could change the demand, volume, and profitability of the cannabis industry. This could materially adversely affect the ability of the Company to secure long-term profitability and success through the sustainable and profitable operation of its business.

There are risks inherent in an agricultural business.

Medical and adult-use cannabis is an agricultural product. There are risks inherent in the cultivation business, such as insects, plant diseases and similar agricultural risks. Although the products are usually grown indoors or in green houses under climate-controlled conditions, there can be no assurance that natural elements will not have a material adverse effect on the production of the products and, consequentially, on the business, financial condition, and operating results of the Company.

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We may suffer from unfavorable publicity or consumer perception.

The legal cannabis industry in the EU countries is at an early stage of its development. Cannabis has been, and is expected to continue to be, a controlled substance in most jurisdictions. Consumer perceptions regarding legality, morality, consumption, safety, efficacy, and quality of cannabis are mixed and evolving. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention, and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention, or other research findings or publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention, or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings, or publicity could have a material adverse effect on the demand for cannabis and on the business, results of operations, financial condition, and cash flows of the Company. Further, adverse publicity, reports, or other media attention regarding cannabis in general, or associating the consumption of cannabis with negative effects or events, could have such a material adverse effect.

Our independent registered public accounting firm’s report for the year ended December 31, 2021 is qualified as to our ability to continue as a going concern.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in our audited annual financial statements as of and for the year ended December 31, 2021, our independent registered public accounting firm included a note to our financial statements regarding concerns about our ability to continue as a going concern. Recurring losses from operations raise substantial doubt about our ability to continue as a going concern. The presence of the going concern note to our financial statements may have an adverse impact on the relationships we are developing and plan to develop with third parties as we continue the commercialization of our products and could make it challenging and difficult for us to raise additional financing, all of which could have a material adverse impact on our business and prospects and result in a significant or complete loss of your investment.

Risks Related to an Investment in Our Common Stock

There is currently a limited public market for our Common Stock; a trading market for our Common Stock may never develop; and our Common Stock prices may be volatile and could decline substantially.

Although from September 9, 2020 to the date of filing of this Report, our Common Stock was quoted on the Pink® Open Market over-the-counter market quotation system maintained by the OTC Markets Group Inc. (the “OTCM”), under the symbol “CINV” and is labeled as “Pink Current Information,” there has been no material public market for our Common Stock. As of the date hereof, our Common Stock is eligible for unsolicited quotes only and is not eligible for proprietary broker-dealer quotations. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. All quotes in our Common Stock reflect unsolicited customer orders. Unsolicited-Only stock, such as ours, has a higher risk of wider spreads between bid and asked quotations, increased volatility, and price dislocations. Investors may have difficulty selling our Common stock. We intend to make such regulatory filings required to, once again, make our Common Stock eligible for solicited quotes. However, the timing of our filing and the regulatory approval thereof is uncertain as of the date hereof.

In the over-the-counter market, our stockholders may find it more difficult to obtain accurate quotations as to the market value of their shares of our Common Stock and may find fewer buyers to purchase their stock and fewer market makers to support its price than if our Common Stock were listed on a national securities exchange, such as the NYSE, the AMEX, or Nasdaq. As a result of these and other factors, investors may be unable to resell shares of our Common Stock at or above the price at which they purchased them, at or near quoted bid prices, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our Common Stock as currency.

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We intend to list shares of our Common Stock on a national securities exchange in the future; but, we do not now, and may not in the future, meet the initial listing standards of any national securities exchange, which often provides a more widely traded and liquid market. Some, but not all, of the factors that may delay or prevent the listing of shares of our Common Stock on a national securities exchange include the following: our stockholders’ equity may be insufficient; the market value of our outstanding Common Stock may be too low; our net income from operations may be too low or not sustained for the requisite period of time; our Common Stock may not be sufficiently widely held; we may not be able to secure market makers for our Common Stock; and we may fail to meet other rules and requirements mandated by the several exchanges and markets to have our Common Stock listed. Should we fail to satisfy the initial listing standards of the national securities exchanges, or if our Common Stock is otherwise rejected for listing and remains quoted on the Pink® Open Market, the quoted price of our Common Stock could suffer and the trading market for our Common Stock may become less liquid and our Common Stock price may be subject to increased volatility.

We are not subject to the rules of a national securities exchange requiring the adoption of certain corporate governance measures and, as a result, our stockholders do not have the same protections.

Because our Common Stock has been quoted on the Pink® Open Market from September 9, 2020 to the date of filing of this Report, we are not subject to the rules of a national securities exchange, such as the NYSE, AMEX, or Nasdaq. National securities exchanges generally require more rigorous measures relating to corporate governance that are designed to enhance the integrity of corporate management. The requirements of the Pink® Open Market afford our stockholders fewer corporate governance protections than those of a national securities exchange. Until we comply with such greater corporate governance measures, even though such compliance is not required by the OTCM for quotations of shares of our Common Stock on the Pink® Open Market, our stockholders will have fewer protections, such as those related to director independence, stockholder approval rights, and governance measures that are designed to provide oversight of a corporation’s management by its board of directors.

Our Common Stock may be categorized as “penny stock,” which may make it more difficult for investors to sell their shares of Common Stock due to suitability requirements.

Our Common Stock may be categorized as “penny stock.” The SEC has adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our Common Stock is very thinly traded and its price at any time could be significantly less than $5.00 per share and may therefore be considered a “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer buying our securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities given the increased risks generally inherent in penny stocks. These rules may restrict the ability and/or willingness of brokers or dealers to buy or sell our Common Stock, either directly or on behalf of their clients, may discourage potential stockholders from purchasing our Common Stock, or may adversely affect the ability of stockholders to sell their shares.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit investors’ ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

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Our stock price has been extremely volatile, which could cause the value of an investment in our Common Stock to decline.

Besides being thinly traded, the market price of our Common Stock has been extremely volatile and could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, among other factors. The public price of our Common Stock following the date of this Current Report also could be subject to wide fluctuations in response to the risk factors described herein and others beyond our control, including:

●	the number of shares of our Common Stock publicly owned and available for trading;
●	industry trends and the business success of our competitors;
●	actual or anticipated fluctuations in our quarterly financial and operating results and operating results that vary from the expectations of our management or of securities analysts and investors;
●	our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results;
●	announcements of strategic developments, acquisitions, dispositions, financings, product developments, and other materials events by us or our competitors;
●	regulatory and legislative developments related to our industry;
●	litigation;
●	general market conditions;
●	other domestic macroeconomic factors unrelated to our performance;
●	additions or departure of key personnel, including any major change in our Board of Directors or management; and
●	sales or expected sales of shares of our Common Stock by us, and our officers, directors, and significant stockholders.

In addition, the stock market in general has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of those companies. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results, and financial condition.

Because we are a “smaller reporting company,” we will not be required to comply with certain disclosure requirements that are applicable to other public companies, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

We are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a smaller reporting company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements;
●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and
●	reduced disclosure obligations for our annual and quarterly reports, proxy statements, and registration statements.

We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have any public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

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Sales by our stockholders of a substantial number of shares of our Common Stock in the public market could adversely affect the market price of our Common Stock.

A substantial portion of the total outstanding shares of our Common Stock may be sold into the market at any time. Some of these shares are owned by our executive officers and directors, and we believe that such holders have no current intention to sell a significant number of shares of our stock. If all of the major stockholders were to decide to sell large amounts of stock over a short period of time, such sales could cause the market price of our Common Stock to drop significantly, even if our business were doing well.

Our management constitutes some of our largest stockholders, which will allow them to exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

As of July 18, 2022, members of our management team beneficially owned approximately 53.1% of our Common Stock. As a result, management has the virtual unfettered ability to control substantially all matters submitted to our stockholders for approval including (i) election of our Board; (ii) removal of any of our directors; (iii) amendment of our Articles of Incorporation or our Bylaws; and (iii) adoption of measures that could delay or prevent a change in control or impede a merger, takeover, or other business combination involving us.

In addition, management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Any investors will own a minority percentage of our Common Stock and will have minority voting rights.

The elimination of monetary liability against our directors, officers, and employees under Nevada law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Corporate Bylaws contain a provision permitting us to eliminate the personal liability of our directors to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under any future employment agreements with our officers or agreements entered into with our directors. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties; and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

We may issue additional shares of Common Stock in the future, which could cause significant dilution to all stockholders.

Our Articles of Incorporation authorize the issuance of up to 75,000,000 shares of Common Stock, with a par value of $0.0001 per share. As of July 18, 2022, we had 74,417,002 shares of Common Stock outstanding; however, we may issue additional shares of Common Stock in the future in connection with a financing or an acquisition. Such issuances may not require the approval of our stockholders. Any issuance of additional shares of our Common Stock, or equity securities convertible into our Common Stock, including but not limited to, preferred stock (if authorized, and thereafter issued), warrants, and options, will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of our Common Stock, and may negatively impact the market price of our Common Stock.

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Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Nevada has a business combination law that prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after an “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is potentially to discourage parties interested in taking control of us from doing so if they cannot obtain the approval of our Board. Both of these provisions could limit the price investors would be willing to pay in the future for shares of our Common Stock.

Because we do not intend to pay any cash dividends on our Common Stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Declaring and paying future dividends, if any, will be determined by our Board, based upon earnings, financial condition, capital resources, capital requirements, restrictions in our Articles of Incorporation, contractual restrictions, and such other factors as our Board deems relevant. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

1B. Unresolved Staff Comments.

As of the filing date hereof, we had no unresolved staff comments from the Securities and Exchange Commission.

2. Financial Information.

The following discussion should be read in conjunction with the financial statements and related notes that appear elsewhere in this Current Report. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements. All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

3. Properties.

Our planned production facilities near Harare, Zimbabwe are located on approximately 150 hectares (370 acres) that we lease at a rental amount of $4,000 per month. The current improvements to the premises include:

•	423 square meter (4,551 square feet) semi-complete research and development facility.
•	552 square meter (5,940 square feet) semi-complete administrative facility, including pumphouse and canteen.
•	5 boreholes for water extraction.
•	1,500 meters (1 mile) of perimeter electrical fencing.
•	25 square meter (2,700 square feet) guard house.
•	1.9 million litre (494,000 gallon) water storage dam.

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Our corporate headquarters are located at 120 Moorgate, London EC2M 6UR, United Kingdom and consist of 800 square feet of leased office space in a shared office facility. The monthly rent is $6,500 on a month-to-month basis.

We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

4. Security Ownership of Certain Beneficial Owners and Management.

Security ownership of certain beneficial owners.

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities that has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address Beneficial Owner	Amount and Nature of Beneficial Owner	Percentage of Class [1]
Common Stock	Jon-Paul Doran President, CEO, Secretary, and Director 120 Moorgate London EC2M 6UR United Kingdom	24,755,040	33.27%
	Timothy Ambrose Chairman of the Board 120 Moorgate London EC2M 6URUnited Kingdom	14,746,564	19.82%

	All Officers and Directors as a Group – 2 persons	39,501,604	53.1

5% Stockholders
	The Consulting Agency LLC 2630 W. Broward Blvd. Suite 203-581 Ft. Lauderdale, FL 33312 Mirek K. Gorny, Manager	10,000,000	13.44%

[1]	Based upon the number of issued and outstanding shares of Common Stock as of July 18, 2022: 74,417,002.

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This table is based upon information derived from our stock records. We believe that each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

5.  Directors and Executive Officers.

(a) Identification of Directors and Executive Officers.

The names of our directors and executive officers, ages, their position with the Company, and the year in which each of our directors and executive officers initially joined our Board of Directors are set forth below.

Name	Age	Position

Jon-Paul Doran	35	President, CEO, Secretary, and Director – appointed on October 17, 2021.

Timothy Ambrose	42	Chairman of the Board of Directors – appointed on October 17, 2021.

Jon-Paul Doran – President, Chief Executive Officer, Secretary, and Director

Mr. Doran, born in Zimbabwe, started his career at Citigroup before moving into the Private Equity industry working in the Far East and the Middle East. From here he moved into the cannabis industry after identifying the opportunities in the market and the chance to help provide alternative treatments to those in need of care. Together with Timothy Ambrose, in 2018 he founded EE ZIM, a licensed holder for Medical Cannabis Cultivation and Production in Zimbabwe, Africa. In October 2019, Mr. Ambrose and he founded JPD Capital PCC Limited, a London, UK-based investment banking firm, and JPD Capital, a Guernsey-based fund. Mr. Doran currently serves as CEO of EE UK and as CEO of JPD Capital PCC Limited, as well as JPD Fund.

Timothy Ambrose - Chairman of the Board of Directors

Mr. Ambrose has extensive experience in building and leading high-performing commercial operations and digital operations. He started his professional career at McKinsey before holding executive roles at DMGT, Trinity Mirror PLC and, more recently, Local Word Ltd where he was part of the team that completed a £220 million sale of the business to Trinity Mirror in October 2016. Together with Jon-Paul Doran, in 2018 he founded EE ZIM, a licensed holder for Medical Cannabis Cultivation and Production in Zimbabwe, Africa. In October 2019, Mr. Doran and he founded JPD Capital PCC Limited, a London, UK-based investment banking firm, and JPD Capital, a Guernsey-based fund. Mr. Ambrose currently serves as COO of EE UK and COO of JPD Capital PCC Limited, as well as JPD Fund. Mr. Ambrose attended Queen Mary’s College, where he received a degree in business, and the University of Portsmouth, where he received a Bachelor of Law (LLB) degree.

The Company believes that both Mr. Doran and Mr. Ambrose have the educational backgrounds and business and operational experiences that give each of them the qualifications and skills to serve as Directors and in their respective officer positions.

(b)	Significant Employees. None.

(c)	Family Relationships. None.

(d)	Involvement in Certain Legal Proceedings.

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No officer, directors, or person nominated for such positions, promoter, or significant employee has been involved in the last ten years in any of the following:

(1)	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
(2)	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(3)

Being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, or banking activities; or

(4)

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

6. Executive Compensation.

The table below summarizes the total compensation earned by each of our named executive Officers (“NEOs”) for each of the fiscal years listed.

SUMMARY COMPENSATION TABLE

Name	Position	Year	Salary ($)	Bonus ($)	Stock Awards $)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation	Total Compensation ($)
Reinis Kosins (1)	Pres., CEO, Treas., Sec.	2020	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Laura DeLeon Castro (2)	Pres., CEO, Treas., Sec.	2020 2021	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Jon-Paul Doran (3)	Pres., CEO, Sec.	2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Timothy Ambrose (4)	Chairman of the Board	2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Mr. Kosins resigned as an officer and director on October 30, 2020 and his resignation became effective on November 9, 2020.
(2)	Ms. De Leon Castro was elected as an officer and director on October 30, 2020 and her election became effective on November 9, 2020. She resigned on October 18, 2021.
(3)	Mr. Doran was elected as a director on October 17, 2021 and as an officer on October 18, 2021.
(4)	Mr. Ambrose was elected as a director on October 17, 2021 and as Chairman of the Board on October 18, 2021.

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No officer or director has received any cash compensation from the Company since the inception of the Company. There are no current employment agreements between the Company and its executive officers and directors. Our executive officers and directors have agreed to work without remuneration until such time as we have adequate capital resources that are sufficiently necessary to provide proper salaries to the officers and compensate the directors for participation. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient capital resources will occur to implement this compensation, or the exact amount of compensation.

We have no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers, or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

We do not have a standing compensation committee or a committee performing similar functions.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer/director as of July 18, 2022.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jon-Paul Doran	-	-	-	-	-	-	-	-	-
Timothy Ambrose	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of July 18, 2022.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan but may do so in the future. The terms of any such plan have not been determined.

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Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (February 28, 2018) through July 18, 2022.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Reinis Kosins (1)	-	-	-	-	-	-	-
Laura De Leon Castro (2)	-	-	-	-	-	-	-
Jon-Paul Doran (3)	-	-	-	-	-	-	-
Timothy Ambrose (4)	-	-	-	-	-	-	-

(1)	Mr. Kosins resigned as an officer and director on October 30, 2020 and his resignation became effective on November 9, 2020.

(2)	Ms. De Leon Castro was elected as an officer and director on October 30, 2020 and her election became effective on November 9, 2020. She resigned on October 18, 2021.

(3)	Mr. Doran was elected as a director on October 17, 2021 and as an officer on October 18, 2021.

(4)	Mr. Ambrose was elected as a director on October 17, 2021 and as Chairman of the Board on October 18, 2021.

Potential Payments upon Termination of Change-in-Control – Executive Officers

The Company has entered into no contract, agreement, plan, or arrangement, written or unwritten, that provides for payment(s) to any person whatsoever at, following, or in conjunction with any termination, including without limitation resignation, severance, retirement or a constructive termination of any executive officer, or a change in control of the Company or a change in any executive officer’s responsibilities, with respect to such executive officer.

Potential Payments upon Termination of Change-in-Control – Directors

The Company has entered into no contract, agreement, plan, or arrangement, written or unwritten, that provides for payment(s) to any person whatsoever at, following, or in conjunction with any termination, including without limitation resignation, severance, retirement or a constructive termination of any director, or a change in control of the Company or a change in any executive officer’s responsibilities, with respect to such director.

7.  Certain Relationships and Related Transactions, and Director Independence.

Related Party Transactions.

We follow ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. When and if we contemplate entering into a transaction in which any executive officer, director, nominee, or any family member of the foregoing would have a direct or indirect interest, regardless of the amount involved, the terms of such transaction are to be presented to our full Board (other than any interested director) for approval and documented in the Board minutes. Other than as disclosed below, we have had no related party transactions during the past two fiscal years.

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On September 24, 2021, JP Capital, a company controlled by Jon-Paul Doran, the Company’s CEO, advanced working capital of $17,500 to the Company. As of July 18, 2022, the $17,500 advance had not been repaid.

In December 2021, Jon-Paul Doran and Timothy Ambrose each acquired 10,000,000 restricted shares of our Common Stock from First Choice Marketing Group, LLC, which, at the time, was an affiliate of the Company, then owning 61.7% of the issued and outstanding shares of our Common Stock. After that transaction, First Choice Marketing Group, LLC, did not own any shares of our Common Stock.

On April 13, 2022, the Company entered into the Exchange Agreement with the stockholders of EE UK. At that time, Jon-Paul Doran, our sole officer, and a director, was also CEO and the majority stockholder of EE UK. Pursuant to the Exchange Agreement, Mr. Doran was issued 14,755,040 shares of our Common Stock in exchange for his shares in EE UK. Timothy Ambrose, our Chairman of the Board of Directors, was also COO and a significant stockholder of EE UK. Mr. Ambrose was issued 4,746,546 shares of our Common Stock in exchange for his shares of EE UK. Due to the fact that Mr. Doran and Mr. Ambrose are our only directors, there were no non-interested directors to negotiate or approve this transaction.

Currently, there are no other contemplated transactions that the Company may enter into with our officers, directors, or affiliates. If any such transactions are contemplated, we will file such disclosure in a timely manner with the Commission on the proper form making such transaction available for the public to view.

Director Independence

We have neither:

•

established our own definition for determining whether our directors and nominees for directors are “independent” nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition given that each is an officer of the Company; nor

•	established any committees of our Board of Directors.

Given the nature of our business, our limited stockholder base and the current composition of management, our Board of Directors does not believe that we require any corporate governance committees at this time. Our Board of Directors takes the position that either we will, and/or with management of a target business, will establish committees that will be suitable for our operations should we successfully consummate a business combination.

As of the date hereof, our Board of Directors serves as our audit committee.

8. Legal Proceedings.

We are not currently a party to, nor is any of our property currently the subject of, any material legal proceeding. None of the Company's directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

Our Common Stock previously was quoted on the Pink® Open Market of OTC Markets Group Inc. under the symbol “CINV” and is labeled as “Pink Current Information.” As of the date hereof, our Common Stock is eligible for unsolicited quotes only and is not eligible for proprietary broker-dealer quotations. The OTC Market is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. All quotes in our Common Stock reflect unsolicited customer orders. Unsolicited-Only stock, such as ours, has a higher risk of wider spreads between bid and asked quotations, increased volatility, and price dislocations. Investors may have difficulty selling our Common stock.

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The reported high and low prices for our common stock are shown below for the period from January 1, 2020 through July 15, 2022. All quoted prices reflect inter-dealer prices without retail markup, mark-down or commission and may not necessarily represent actual transactions.

	2022 (1) (2)		2021 (1)		2020 (1)
	High	Low	High Bid	Low Bid	High Bid	Low Bid
First Quarter ended March 31	$11.99	$11.99	$8.00	$4.05	$-	$-
Second Quarter ended June 30	$11.99	$11.99	$4.50	$3.20	$-	$-
Third Quarter ended September 30	$11.99	$11.99	$12.00	$4.00	$4.25	$3.00
Fourth Quarter ended December 31	-	-	$11.00	$8.00	$5.00	$0.0017

(1)

The Company’s Registration Statement on Form S-1 was declared effective by the SEC on April 8, 2019. The first quoted prices did not occur until September 9, 2020. There has been very limited trading from September 9, 2020 through June 27, 2022.

(2)	The third quarter of 2022 is for the period July 1, 2022 through July 15, 2022, and the fourth quarter of our 2022 fiscal year has not commenced.

(b)	Holders.

As of July 18, 2022 there are 336 stockholders of record of the 74,417,002 shares of the Company’s Common Stock issued and outstanding, including 915,002 shares held in the name of CEDE & Co., which is the depositary for the Depositary Trust Company

(c)	Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d)	Securities Authorized for Issuance under Equity Compensation Plans.

None.

10. Recent Sales of Unregistered Securities.

Recent Sales of Unregistered Securities

On July 13, 2022, we closed the transaction to acquire all of the issued and outstanding shares of capital stock of EE UK in exchange for 42,000,000 restricted shares of our common stock valued at $0.0017 per share. The shares were issued in reliance on Regulation S, promulgated under the Securities Act.

Issuer Purchases of Equity Securities

During the fiscal year ended December 31, 2021, and in the periods since, the Company did not repurchase any shares of its Common Stock.

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11. Description of Securities.

Authorized Capital Stock

Upon formation on February 28, 2018, the Company’s Articles of Incorporation authorized 75,000,000 shares of common stock at a par value of $0.001. The Articles of Incorporation have not been amended or otherwise changed through July 18, 2022.

Common Stock

Holders of the Company’s Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights.

Holders of the Company’s Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s Common Stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s Common Stock.

Options and Warrants

The Board of Directors has not approved or implemented any stock option plan or the issuance of any warrants.

Transfer Agent and Registrar

The transfer agent for our Common Stock is Action Stock Transfer Corp., 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121, telephone number (801) 274-1088.

Penny Stock

The SEC has adopted Rule 3a51-1, which defines a “penny stock” as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Because the price of our Common Stock is less than $5.00 (and we do not meet any of the alternative exemptive criteria), our Common Stock is deemed to be a penny stock. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires that a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Debt Securities.

The Company has no debt securities at this time.

12. Indemnification of Directors and Officers.

Sections 78:7502 and 78:751 of the Nevada Revised Statutes provide, under certain circumstances, for the indemnification of our officers, directors, employees, and agents against liabilities that they may incur in such capacities. Below is a summary of the circumstances in which such indemnification is provided.

In general, the statute provides that any director, officer, employee, or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interests; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified. Indemnification is mandatory to the extent that any director, officer, employee, or agent of a corporation is successful on the merits or otherwise in defense of the above proceedings.

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Our bylaws state that the Company shall indemnify its officers and directors to the greatest extent permitted by the laws of Nevada and authorize the Company to acquire directors’ and officers’ liability insurance. We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement, or payment of a judgment under any circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

13. Financial Statements and Supplementary Data.

The financial statements required to be filed pursuant to this item will be filed by amendment no later than 71 calendar days after the date on which this Current Report is required to be filed.

14. Changes and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices, or financial statement disclosure.

15. Financial Statements and Exhibits.

Reference is hereby made to Item 9.01, below.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired. The financial statements required to be filed pursuant to this item will be filed by amendment no later than 71 calendar days after the date on which this Current Report is required to be filed.

(b) Pro forma financial information. The financial statements required to be filed pursuant to this item will be filed by amendment no later than 71 calendar days after the date on which this Current Report is required to be filed.

(d) Shell company transactions. Not applicable.

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(d) Exhibits.

INDEX TO EXHIBITS

Exhibit Number		Document Description
(1)	10.1	Form of Share Exchange Agreement dated April 13, 2022, by and between Crucial Innovations Corp. and the Stockholders of Eco Equity Limited.
(1)	10.2	Registry of shares of Eco-Equity Zimbabwe (Private) Limited.
	10.3	Lease Agreement by and between Sustain Resources (Private) Limited and Eco-Equity Zimbabwe (Private) Limited dated September 1, 2019.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

(1)	Incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on July 1, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRUCIAL INNOVATIONS CORP.

Date: July 20, 2022	By:	/s/ Jon-Paul Doran
	Name:	Jon-Paul Doran
	Title:	Chief Executive Officer/President

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